Exhibit 10.1

MODIFICATION LETTER

In consideration of your continued employment at Bed Bath & Beyond Inc. and/or its subsidiaries (collectively, “BBB”), and for other good and valuable consideration, the sufficiency of which is acknowledged, this Modification Letter shall evidence your consent to modify your existing non-solicitation and non-competition Agreement with BBB (with such Agreement, as modified by this Modification letter, being hereinafter referred to as the “Agreement”) as follows:

1. With respect to those portions of the Agreement regarding non-competition with BBB after your employment at BBB ends, the terms “direct competitor” of BBB, an entity which is “deemed competitive” with BBB, or an entity which is “competitive with the business” of BBB shall be deemed to include:

(i)

any retail store which utilizes (or intends to utilize) more than 30% of the selling space of the store for the sale of any combination of: giftware; housewares; linens and domestics; home furnishings; and/or health and beauty care products; and/ or products for infants and young children (including, without limitation, cribs and juvenile furniture, toys and games, infant’s and young children’s clothing, strollers, car seats, carriers, bedding, bath and safety accessories, and feeding and eating accessories); and/or

(ii)

any non-traditional retail format (such as, but not limited to, any on-line, internet, catalog or television format) which allocates (or intends to allocate) more than 30% of such format’s listing space or time slots to the sale of any combination of: giftware; housewares; linens and domestics; home furnishings; and/or health and beauty care products; and/or products for infants and young children (including, without limitation, cribs and juvenile furniture, toys and games, infant’s and young children’s clothing, strollers, car seats, carriers, bedding, bath and safety accessories, and feeding and eating accessories).

2. The terms of the Agreement, as modified by this Modification Letter, shall be governed by the laws of the State of New Jersey.

Except as set forth in this Modification Letter, the terms and conditions of the Agreement regarding non-competition with BBB shall remain unmodified and in full force and effect. To the extent of a conflict between the terms of this Modification Letter and the terms of your existing Agreement, the terms of this Modification Letter shall govern and control.

Accepted and Agreed to

this       day of                           :

Signature

Print Name:

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